Exhibit 8.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR ALLIANCES IN MEXICO AND SRI LANKA

January 10, 2022

Four Springs Capital Trust 1901 Main Street Lake Como, New Jersey 07719
Re:	Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested that we act as special tax counsel for the purpose of rendering our opinion with respect to the tax status of Four Springs Capital Trust, a Maryland real estate investment trust (the “Company”), and other matters in connection with its registration statement on Form S-11 (No. 333-261089) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 20,700,000 of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), including 2,700,000 Common Shares that may be sold pursuant to the underwriters’ option to purchase additional shares (the “Offering”). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Registration Statement.

In connection with our opinion rendered herein, we have examined the following: (1) the Registration Statement and the prospectus (the “Prospectus”) filed as part of the Registration Statement; (2) the Amended and Restated Declaration of Trust of the Company, to be effective upon completion of the Offering (the “Charter”); (3) the Company’s Second Amended and Restated Bylaws, to be effective upon completion of the Offering; (4) the Third Amended and Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P. (the “Operating Partnership”), to be effective upon completion of the Offering; (5) certain written representations of the Company, contained in a letter to us dated on or about the date hereof (the “Representation Certificate”); and (6) such other documents or information as we have deemed necessary to render the opinions set forth in this opinion letter. No facts have come to our attention that would cause us to question the accuracy and completeness of the factual representations set forth in the Representation Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations and published administrative interpretations thereof.

Duane Morris llp
100 INTERNATIONAL DRIVE, Suite 700 Baltimore, MD 21202	PHONE: +1 410 949 2900 FAX: +1 410 949 2901

Four Springs Capital Trust

January 10, 2022

In our examination, we have assumed with your consent that all of the representations and statements set forth in such documents are true, accurate and complete, all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Charter, have been and will continue to be performed or satisfied in accordance with their terms, and that the Company and the Operating Partnership at all times have been and will continue to be organized and operated in accordance with the method of operation described in their organizational documents, the Registration Statement and the Representation Certificate. We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, including those set forth below, we are of the opinion that:

(1)       beginning with its taxable year ending December 31, 2012, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust within the meaning of the Code (a “REIT”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code; and

(2)       the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” are correct in all material respects.

The opinions expressed above are based upon the Code, the Regulations and existing administrative and judicial interpretations thereof (including rulings issued by the Service, including private rulings which are not binding on the Service except with respect to a taxpayer receiving such a ruling), all as they exist at the date of this opinion letter. The Code, the Regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might affect the conclusions set forth in our opinions contained herein. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or the opinions set forth herein. Our opinion letter is not binding on the Service or the courts, and is not a guarantee that the Service will not assert a position contrary to our opinion letter or that a court will not sustain such a position if asserted by the Service.

Four Springs Capital Trust

January 10, 2022

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification as a REIT depends upon the ability of the Company to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year will satisfy the tests necessary to qualify as a REIT under the Code. In addition, the opinions set forth above do not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation or audit of all of the facts referred to in this opinion letter or the Representation Certificate.

The opinions set forth in this opinion letter are limited to those U.S. federal income tax matters expressly covered and no opinion is expressed in respect of any other matter, including, without limitation, any other matter under the Code; and is being rendered by us at the request of the Company. We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP